UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 12, 2005

                                  DONOBI, INC.

             (Exact name of registrant as specified in its charter)

       NEVADA                        33-20783-D                84-1064958
(State or other jurisdiction        (Commission              (IRS Employer
    of incorporation)               File Number)            Identification No.)


      3256 CHICO WAY NW, BREMERTON, WA                                  98312
     (Address of principal executive offices)                         (Zip code)

     Registrant's telephone number, including area code:     (360) 782-4477


                                 Not applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 and 8.01 Entry Into a Material Definitive Agreement and Other Events

   On April 12, 2005, DONOBi, Inc., a Nevada corporation ("DONOBI"), DNOB Acquisitions, Inc. (DNOB), a Nevada corporation and a wholly-owned subsidiary of DONOBI, and KOA Internet, Inc., a Nevada corporation ("KOA") entered into an Agreement and Plan of Merger (the "Merger Agreement"). The merger contemplated by the Merger Agreement (the "Merger") was also completed on April 25, 2005. As a result of the Merger, KOA merged with and into DNOB was the surviving entity and became a wholly-owned subsidiary of DONOBI and all outstanding shares of KOA's capital stock held by its stockholders were exchanged into shares of DONOBI common stock. KOA is a private internet services company.

   Immediately prior to the Merger, KOA entered into a Convertible Debenture Purchase Agreement (the "Purchase Agreement"), dated as of April 12, 2005, with Highgate House LLC, an accredited investor located in Minnesota ("Highgate"), pursuant to which it sold and issued convertible debentures to Highgate in an aggregate principal amount of $700,000 in a private placement pursuant to Rule 504 of Regulation D under the Securities Act of 1933, as amended. One debenture in the principal amount of $699,600 was issued for gross proceeds of $699,600 in cash (the "Debenture A") and a debenture in the principal amount of $400 was issued for gross proceeds of $400 in cash (the "Debenture B" and collectively with the Debenture A, the "Debentures"). The Debenture A has a maturity date of April 11, 2007 and the Debenture B has a maturity date of April 11, 2008, each subject to earlier conversion or redemption pursuant to its terms, and each bears interest at the rate of 6% per year, payable in cash or shares of common stock at the option of the holder of the Debentures. As a result of the Merger, DONOBI has assumed the rights and obligations of KOA in the private placement, including the gross proceeds raised through the sale of the Debentures, and KOA's obligations under the Debentures and the Purchase Agreement.

   As a result of the Merger, $699,600 in principal amount of the Debenture A is now convertible into unrestricted shares of DONOBI common stock (the "Common Stock") at a conversion price that is the lesser of (a) one hundred twenty percent (120%) of the average closing bid price per share of the Common Stock for five (5) trading days immediately prior to closing, and (b) ninety percent (90%) of the lowest closing bid price per share of the Common Stock during the fifteen (15) trading days immediately preceding the Conversion Date. $400 in principal amount of the Debenture B is now convertible into unrestricted shares of Common Stock at a conversion price $0.001 per share.

   The conversion price and number of shares of Common Stock issuable upon conversion of the Debentures is subject to adjustment for stock splits and combinations and other dilutive events. To satisfy its conversion obligations under the Debentures, DONOBI has placed 11,500,000 shares of Common Stock into escrow for potential issuance to Highgate upon conversion of the Debentures.

   DONOBI has the right to redeem the Debentures, in whole, at any time upon exactly three (3) Trading Days advanced notice for 120% of the principal amount of the outstanding Debentures being redeemed, plus accrued and unpaid interest. In addition, if at any time any of the Debentures are outstanding, DONOBI receives debt or equity financing in an amount equal to or exceeding Five Million Dollars ($5,000,000) in a single transaction or series of related transactions, DONOBI is required to redeem the Debentures for 125% of the amount of the then outstanding Debentures. If trading in the Common Stock is suspended (other than suspensions of trading on such market or exchange generally or temporary suspensions pending the release of material information), or if the Common Stock is delisted from the OTCBB, then, Highgate may elect to require DONOBI to redeem all the then outstanding Debentures and any shares of Common Stock held by Highgate through prior conversions at a price equal to the sum of the aggregate market value of the Common Stock then held by Highgate, calculated in the manner set forth in the Purchase Agreement. DONOBI would owe an interest penalty of 15% per year on any payments not made within 7 business days of a redemption request made pursuant to the preceding sentence.

   Pursuant to the Purchase Agreement, until the earlier of April 11, 2007 and the date all of the Debentures are paid in full, DONOBI is prohibited from offering or issuing any convertible security or any security issued pursuant to Rule 504 of Regulation D promulgated under the Securities Act or any equity line of credit, although it may enter into any other debt or equity financing during such period.

   Until the earlier of April 11, 2007 and such time as it no longer holds any Debentures, neither the Holder, nor their respective affiliates, may engage in any short sales of the Common Stock if there is no offsetting long position in the Common Stock then held by Purchaser or their respective affiliates.

   The foregoing descriptions of DONOBI's acquisition of KOA, the Debentures issued in the private placement between KOA, Highgate, and the assumption by DONOBI of the rights and obligations under the Debentures, are only a summary and are qualified in their entirety by reference to the documents filed as exhibits to this Current Report on Form 8-K, which exhibits are hereby incorporated herein by reference. The pro forma consolidated financials relating to this transaction shall be submitted as a subsequent amendment to this filing.

Item 1.02   Termination of a Material Definitive Agreement

   On April 25, 2005, DONOBi, Inc. entered into a Termination Agreement with Cornell Capital Partners, LP to terminate the Standby Equity Distribution Agreement between the parties entered into on October 27, 2004.

Item 9.01.  Financial Statements, Pro Forma Financial Statements and Exhibits.

The pro forma consolidated financials relating to this transaction shall be submitted as a subsequent amendment to this filing.

The following exhibits are filed as a part of this report:

EXHIBIT NO.  DESCRIPTION

99.1 Agreement and Plan of Merger, dated as of April 12, 2005, by and among DONOBI, Inc., a Nevada corporation, DNOB Acquisitions, Inc., a Nevada corporation, and KOA Internet, Inc., a Nevada corporation.

99.2 Convertible Debenture Purchase Agreement, dated as of April 12, 2005, by and between KOA Internet, Inc., and Highgate House, LLC.

99.3 $699,600 6% Convertible Debenture Due April 11, 2007 originally issued by KOA Internet, Inc. to Highgate House, LLC.

99.4 $400 6% Convertible Debenture Due April 11, 2008 originally issued by KOA Internet, Inc. to Highgate House, LLC.

99.5 Termination Agreement, dated April 25, 2005, by and between DONOBi, Inc. and Cornell Capital Partners, LP.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     DONOBI, Inc.

Dated: April 29, 2005                By: /s/ William M. Wright, III
                                         --------------------------------------
                                         William M. Wright, III, President and
                                         Chief Executive Officer